Joint Filer Information

Names:                             James H. Simons, Renaissance Technologies LLC

Address:                           800 Third Avenue
                                   New York, NY  10022

Designated Filer:                  James H. Simons

Issuer and Ticker Symbol:          QLT Inc. (QLTI)

Date of Earliest Transaction Reported: January 30, 2009

The undersigned, Renaissance Technologies LLC are jointly filing the attached Statement of Changes In Beneficial Ownership on Form 4 with James H. Simons with respect to the beneficial ownership of securities of QLT Inc.


Signatures:


RENAISSANCE TECHNOLOGIES LLC


By: /s/ Mark Silber
    -------------------------------------
    Mark Silber, Executive Vice President